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                                                                    EXHIBIT 23.8
                                                                    ------------


              CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED



         We hereby consent to the use of our opinion included as Annex E to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of First United Bancshares, Inc. with and into BancorpSouth, Inc., and to the reference to our firm name under the captions "SUMMARY", "BACKGROUND OF THE MERGER", "FIRST UNITED'S REASONS FOR THE MERGER; RECOMMENDATION OF FIRST UNITED'S BOARD OF DIRECTORS", and "Fairness Opinions of First United's Financial Advisors" in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                    STIFEL, NICOLAUS & COMPANY, INCORPORATED



                                    BY: /s/ RICK E. MAPLES
                                        -----------------------------------
                                        Rick E. Maples
                                        Senior Vice President




St. Louis, Missouri
June 14, 2000